Exhibit 10.9.1

FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

This Fourth Amendment to Loan and Security Agreement (this "Amendment") is made as of October 22, 2014, between UNIQUE FABRICATING NA, INC. (formerly known as Unique Fabricating Incorporated) a Delaware corporation (the "Borrower"), and CITIZENS BANK, NATIONAL ASSOCIATION (formerly known as RBS CITIZENS, N.A.), a national banking association (the "Bank").

PRELIMINARY STATEMENT

WHEREAS, Borrower and Bank entered into a Loan and Security Agreement dated March 18, 2013 as amended by a certain First Amendment to Credit Agreement dated June 19, 2013, a Second Amendment to Loan and Security Agreement dated December 18, 2013 and a Third Amendment to Loan and Security Agreement dated February 6, 2014 (collectively, the "Agreement"), providing terms and conditions governing Borrower's obligation with respect to the Obligations (as defined therein) including, without limitation, the Revolving Loans and Term Loan (each as defined therein);

Borrower has requested an amendment to the Agreement and Borrower and Bank have agreed to amend the terms of the Agreement as provided in this Amendment.

AGREEMENT

Accordingly, Borrower and Bank agree as follows:

1.            Defined Terms. In this Amendment, capitalized terms used without separate definition shall have the meanings give them in the Agreement.

2.            Amendments.

2.1           Amended and Restated Definitions. The following defined terms appearing in Section 1 of the Agreement are hereby amended and restated in their entirety as follows:

1.11         “Change in Control” shall mean the occurrence of any of the following events: (a) prior to the Partial IPO, (i) transfer (in a sale or exchange of securities of UFI Acquisition or in a merger, consolidation or issuance, recapitalization, reorganization or other business combination or any similar transaction) of more than 50% of the Stockholders Shares then outstanding or (ii) Taglich ceases to have sufficient voting control of UFI Acquisition required to elect a majority of UFI Acquisition's Board of Directors or (iii) UFI Acquisition ceases to have sufficient voting control of Borrower required to elect a majority of the Borrower's Board of Directors; and (b) after the Partial IPO, (i) acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Exchange Act and the rules of the SEC thereunder) representing more than fifty percent (50%) of the aggregate ordinary voting power of Borrower, or (ii) a majority of the Board of Directors of Borrower as of the Fourth Amendment Effective Date cease to be continuing directors; and (c) at all times, the occurrence of a Company Asset Sale.

1.20         "Consolidated EBITDA" means, as of any date of determination, without duplication, (a) consolidated net income for such period plus (b) the sum of the following to the extent deducted in calculating consolidated net income for such period: (i) consolidated interest expense for such period (including, for any calculation that includes the date of payment of the Debentures, prepayment premium (if any) due and payable in connection with such payment), (ii) tax expense (including, without limitation, any federal, state, local and foreign income and similar taxes) of the Borrower and its Subsidiaries for such period, (iii) depreciation and amortization expense of the Borrower and its Subsidiaries for such period, (iv) management fees paid pursuant to a management agreement with Taglich, in an amount not to exceed $300,000.00 per fiscal year, and (v) other non-cash charges, including non-cash charges for incentive stock programs (excluding reserves for future cash charges), non-cash charges and non-capitalized one-time cash costs incurred in connection with the PrescoTech Acquisition not to exceed $1,500,000.00, and one time cash costs incurred in connection with the Partial IPO not to exceed $600,000, and other adjustments agreed to by Bank in its sole discretion minus (c) non-cash charges previously added back to consolidated net income in determining Consolidated EBITDA to the extent such non-cash charges have become cash charges during such period minus (d) any other non-recurring, non-cash gains during such period, including without limitation, (x) gains from the sale or exchange of assets and (y) gains from early extinguishment of Indebtedness or Hedging Contracts.

1.23         "Debt Service Coverage Ratio" shall mean, as of the date of any determination thereof, a ratio (a) the numerator of which is Consolidated EBITDA, minus cash taxes, minus unfinanced Capital Expenditures, minus management fees, minus dividends and distributions, and (b) the denominator of which is interest expense plus scheduled principal payments on all Total Debt; all determined for the twelve-month period ended as of the date of determination.

1.46         "Loans" means the Revolving Loans, the Term Loan and the Mortgage Loan.

1.50         "Notes" means the Revolving Note, the Term Note, the Mortgage Note and any other promissory note now or hereafter delivered by Borrower to Bank as evidence of the Obligations.

1.51         "Obligation(s)" shall mean, without limitation, all loans (including without limitation, the Loans), advances, indebtedness, notes, liabilities, Bank Product Obligations, Hedging Obligations and amounts, liquidated or un-liquidated, owing by the Borrower to the Bank or any Bank Affiliate at any time, of each and every kind, nature and description, whether arising under this Agreement or any of the other Loan Documents or otherwise, and whether secured or unsecured, direct or indirect (that is, whether the same are due directly by the Borrower to the Bank or any Bank Affiliate, or are due indirectly by the Borrower to the Bank or any Bank Affiliate as endorser, guarantor or other surety, or as borrower of obligations due third persons which have been endorsed or assigned to the Bank or any Bank Affiliate, or otherwise), absolute or contingent, due or to become due, now existing or hereafter arising or contracted, including, without limitation, payment when due of all amounts outstanding from time to time under the Loan Documents. Said term shall (i) also include all interest and other charges chargeable to the Borrower or due from the Borrower to the Bank or any Bank Affiliate from time to time and all costs and expenses referred to in this Agreement or any of the other Loan Documents, but (ii) exclude, when used with respect to the Guarantor of the Obligations, all Excluded Swap Obligations.

1.57         "Revolving Loan Amount" means Nineteen Million Five Hundred Thousand and 00/100 Dollars ($19,500,000.00), reducing to Fifteen Million and 00/100 Dollars ($15,000,000.00) upon the earlier to occur of (i) the Project Completion Date, and (ii) the date of funding of the Mortgage Loan in accordance with Section 2A.

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2.2            Additional Definitions. The following definitions are hereby added to Section 1 of the Agreement, in appropriate alphabetical sequence:

"Appraised Value" means the value of the Project as completed, as determined by an Appraisal in form and content satisfactory to the Bank in its sole discretion.

"Deed of Trust" means that certain Deed to Secure Debt and Security Agreement, encumbering the Property, and executed and delivered in connection with the Fourth Amendment to Loan and Security Agreement, dated as of the Fourth Amendment Effective Date.

"Fourth Amendment Effective Date" means the date on which the conditions to effectiveness of the Fourth Amendment to Loan and Security Agreement executed by Bank and Borrower as of October 22, 2014 are met to Bank's satisfaction.

"Improvements" shall mean the physical improvements to the Property, consisting of the construction of an industrial and warehousing facility.

"Mortgage Loan" means the mortgage loan facility described in Section 2A.

"Mortgage Loan Maturity Date" means December 18, 2017.

"Mortgage Loan Maximum Amount" means the lesser of (i) $4,500,000.00 and (ii) 80% of the Appraised Value of the Project.

"Mortgage Note" means a promissory note in the form attached as Exhibit 2A, and in form and content satisfactory to Bank executed and delivered by Borrower to Bank to evidence the Mortgage Loan.

"Partial IPO" means a partial initial public offering undertaken by the Borrower and closed on or before May 15, 2015, pursuant to which no more than 25% of the equity of Borrower is sold.

"Post-Distribution DSCR" shall mean, as of any date when any dividend is paid or to be paid by Borrower, the Debt Service Coverage Ratio calculated as of the last day of the immediately preceding fiscal quarter, on a pro forma basis, as if the dividend paid or to be paid on the date of determination had been paid during the preceding fiscal quarter.

"Property" means that certain real estate known as Land Lot 279, 8th District, 4th Section in Walker County, Georgia , as more particularly described in the Deed of Trust.

"Project" means the Property, as improved by the Improvements, together with and including any and all structures, buildings, foundations, related facilities, furniture, fixtures and equipment or other improvements now or at any time made, erected or situated on the Property, and all replacements, improvements, extensions, substitutions, restrictions, repairs and additions thereto.

"Project Completion" means the completion of the Project in all material respects as evidenced by Borrower providing the Bank with satisfactory evidence of compliance with all conditions in Section 2A(d).

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"Project Completion Date" July 31, 2015.

"Tax Abatement Agreement" means an agreement entered into between the Borrower and WCDA upon Project Completion providing for a 10-year tax abatement schedule covering all state, local and school taxes on all real and personal property included in the Project, in form, content and substance satisfactory to Bank, in its sole discretion.

"WCDA" means the Walker County Development Authority, located in LaFayette, Georgia.

2.3           Mortgage Loan Facility. The following mortgage loan facility is hereby added to the Loan Agreement as Section 2A, with the subsequent sections and any reference to such sections renumbered accordingly.

2A.           Mortgage Loan.

(a)          Commitment. Subject to the terms and conditions set forth herein and provided no Default or Event of Default exists, the Bank agrees to lend to Borrower upon Project Completion, an amount equal to the Mortgage Loan Maximum Amount, for the sole purpose of refinancing the Project ("Mortgage Loan"). The Mortgage Loan will be evidenced by the Mortgage Note.

(b)          Amortization; Maturity. The principal of the Mortgage Loan and accrued interest thereon will be paid as and when provided in the Mortgage Note. Principal amounts of the Mortgage Loan repaid by Borrower may not be re-borrowed, and the Mortgage Loan will be permanently reduced by an amount so repaid and by any amount prepaid thereon. The entire then outstanding principal balance thereof, and all accrued and unpaid interest thereon, shall be due and payable on the Mortgage Loan Maturity Date.

(c)          Prepayment. Prepayment of the outstanding principal balance of the Mortgage Loan is subject to the provisions of the Mortgage Note with respect to any applicable prepayment premium, if any.

(d)          Conditions. The Bank shall not be obligated to extend the Mortgage Loan unless the following conditions precedent are satisfied to the Bank's satisfaction:

(i)          no Default or Event of Default has occurred;

(ii) all representations and warranties contained herein and in all other Loan Documents, are true and correct on and as of the date of such extension of credit, as if made on and as of such date;

(iii)        Project Completion has been accomplished on or prior to the Project Completion Date;

(iv)        Bank's receipt and satisfactory review of:

(1)         an appraisal, survey, and environmental assessments with respect to the Property, in form, content and result satisfactory to the Bank;

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(2)         evidence demonstrating that all sums due and owing to any contractor, subcontractor, materialman or supplier who has performed work or supplied materials for the Project (collectively, the "Contractors") have been paid and that no lien exists on the Project with respect thereto, including without limitation, final, unconditional waivers of lien from each Contractor;

(3)         insurance certificates with coverages, in amounts and with companies satisfactory to Bank, in connection with the Project;

(4)         such other documents, instruments, permits and certificates that the Bank shall require evidencing satisfactory completion and operation of the Project; and

(v)         Execution and delivery by Borrower of the Mortgage Note, completed to Bank's satisfaction.

2.4           Mortgage Note. Exhibit 2A, attached hereto, is hereby added to the Agreement and made a part thereof.

2.5           Title to Collateral. Section 4.7 of the Agreement is hereby amended and restated in its entirety as follows:

4.7           Title to Collateral. At the date hereof the Borrower is (and as to Collateral that the Borrower may acquire after the date hereof, on the date of such acquisition, will be) the lawful owner of the Collateral (except to the extent required pursuant to the Tax Abatement Agreement), and the Collateral and each item thereof is, will be and shall at all times this Agreement remains in effect continue to be free of all restrictions, liens, encumbrances or other rights, title or interests (other than the security interest therein granted to the Bank under the Loan Documents and Permitted Liens and except for the transfer of legal title to the Project pursuant to the Tax Abatement Agreement). The Borrower has and will have full power and authority to grant to the Bank a security interest in the Collateral, and the Borrower has not transferred, assigned, sold, pledged, encumbered, subjected to lien or granted any security interest in, and will not transfer, assign, sell (except sales or other dispositions in the ordinary course of business in respect to inventory as expressly permitted in this Agreement), pledge, encumber, subject to lien or grant any security interest in any of the Collateral (or any of the Borrower's right, title or interest therein), to any person other than the Bank, except in accordance with the Tax Abatement Agreement and the transactions contemplated therein. The Collateral is and will be valid and genuine in all respects. The Borrower hereby warrants and covenants to defend the Bank’s right to and interest in the Collateral against all claims and demands of all persons whatsoever.

2.6           Use of Proceeds. Section 6.11 of the Agreement is hereby amended and restated in its entirety as follows:

6.11         Use of Proceeds. The proceeds of the Loans will be used: (i) in the case of the Term Loan, first to refinance (by replacement and renewal evidence) the "Term Loan" outstanding under the Agreement prior to the Second Amendment Effective Date and second, to provide a portion of the purchase price related to the PrescoTech Acquisition not greater than the PrescoTech Acquisition Advance; (ii) in the case of the Revolving Loans, (1) to provide a portion of the purchase price related to the Chardan Acquisition not greater than the Chardan Acquisition Advance, (2) to finance the Improvements, (3) for working capital purposes of Borrower and its Subsidiaries, and (4) to the extent that proceeds of the Partial IPO are applied to reduce the outstanding principle of the Revolving Loans, in a single advance on or before May 15, 2015, not to exceed the amount of such reduction, for the purpose of repaying Debenture Creditors, and (iii) in the case of the Mortgage Loan, to reduce the principal balance of the Revolving Loan. No proceeds shall be used for personal, family or household purposes or for the purpose of purchasing or carrying margin stock or margin securities within the meaning of Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

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2.7           Dividends and Distributions. Section 7.5 of the Agreement is hereby amended and restated in its entirety as follows:

7.5           Dividends and Distributions. Borrower shall not, without prior written consent of the Bank, pay any dividends on or make any distribution on account of any class of Borrower's capital stock in cash or in property (other than additional shares of such stock), or redeem, purchase or otherwise acquire, directly or indirectly, any of such stock unless the Partial IPO has closed and the Debenture Creditors have been paid in full, thereafter:

(a)          at any time when the Senior Leverage Ratio as of the last day of the preceding fiscal quarter was less than 2.25:1.00 but equal to or greater than 1.50:1.00, Borrower may pay dividends and make distributions on account of Borrower's capital stock to the extent that, after giving effect to the payment or distribution, the Post-Distribution DSCR shall be greater than or equal to 1.20:1.00; or

(b)          at any time when the Senior Leverage Ratio as of the last day of the preceding fiscal quarter was less than 1.50:1.00, Borrower may pay dividends and make distributions on account of Borrower's capital stock to the extent that, after giving effect to the payment or distribution , the Post-Distribution DSCR shall be greater than 1.10:1.00.

2.8           Sale of Assets. Section 7.8 of the Agreement is hereby amended and restated in its entirety as follows:

7.8           Sale of Assets. Borrower shall not, and shall not permit its Subsidiaries to, sell, lease or otherwise dispose of any of its assets, except (a) inventory in the ordinary and usual course of business, (b) machinery, equipment or other personal property which, as a consequence of wear, duplication or obsolescence, is no longer used or necessary in the Borrower's or such Subsidiary’s business, or (c) transfer (subject to the Deed of Trust) of the Project to the WCDA pursuant to the Tax Abatement Agreement.

2.9           Capital Expenditures. Section 7.9 of the Agreement is deleted and eliminated from the Agreement in its entirety.

2.8           Events of Default. The follow subsection 8.1(m) is hereby added to Section 8.1 of the Agreement to read in its entirety as follows:

(m)          the occurrence of any material default under the Tax Abatement Agreement, or any Lease of the Project by Borrower executed in connection therewith, or any event which could reasonably be expected to result in the reduction or elimination of tax abatements granted under the Tax Abatement Agreement or any other document or agreement executed in connection therewith.

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3.            Representations and Warranties. Borrower represents, warrants, and agrees that:

(a)          Except as expressly modified in this Amendment, the representations, warranties, and covenants set forth in the Agreement and in each other Loan Document remain true and correct, continue to be satisfied in all respects, and are legal, valid and binding obligations with the same force and effect as if entirely restated in this Amendment.

(b)          When executed, this Amendment will be a duly authorized, legal, valid, and binding obligation of Borrower enforceable in accordance with its terms and Borrower reaffirms that all resolutions, articles of incorporation and bylaws previously delivered to Bank remain in full force and effect and may continue to be relied upon by Bank. The Agreement, as amended by this Amendment, is ratified and confirmed and shall remain in full force and effect.

(c)          There is no Default or Event of Default existing and continuing under the Agreement.

4.            Conditions. This Amendment will not be effective until satisfaction of the following conditions precedent:

4.1           Execution of Amendment Documents. Bank shall have received (i) an executed copy of this Amendment and an executed copy of the Acknowledgement and Consent of the Guarantors in the form of Exhibit A attached hereto, or (ii) all other certificates, agreements and documents described on the closing checklist attached hereto as Exhibit B.

4.2           Fees and Expenses. Borrower shall have reimbursed Bank for all of Bank's fees and expenses, including attorneys' fees and expenses, incurred by Bank in connection with this Amendment.

5.            No Other Changes. Except as specifically provided in this Amendment, this Amendment does not amend, modify or constitute a waiver or forgiveness of any provision of the Agreement or Loan Documents and shall not impair the rights, remedies, and security given in and by the Loan Documents.

6.            Successors and Assigns. This Amendment shall inure to the benefit of and be binding upon the parties and their respective successors and assigns.

7.            Other Modification. This Amendment may be altered or modified only by written instrument duly executed by Borrower and Bank. In executing this Amendment, Borrower is not relying on any promise or commitment of Bank that is not in writing signed by Bank.

8.            Governing Law. The parties agree that the terms and provisions of this Amendment shall be governed by and construed in accordance with the internal laws of the State of Michigan, without regard to principles of conflicts of law.

9.            Ratification. Except for the modifications under this Agreement, the parties ratify and confirm the Agreement and the other Loan Documents and agree that they remain in full force and effect.

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10.          Confirmation of Borrower Charter Documents. Borrower confirms and certifies to the Bank that the copy of the Certificate of Incorporation and Bylaws of the Borrower originally delivered in conjunction with the execution and delivery of the Agreement (i) were true, complete and accurate copies of such documents; (ii) remain in full force and effect; (iii) have not been amended, repealed or rescinded in any respect; and (iv) may continue to be relied upon by Bank until and unless written notice to the contrary is delivered to Bank.

This Fourth Amendment to Loan and Security Agreement is executed and delivered as of the date first entered above.

UNIQUE FABRICATING NA, INC.
a Delaware corporation

By:
John Weinhardt
Title:	President/CEO

CITIZENS BANK, NATIONAL ASSOCIATION,
a national banking association

By:
Michael Farley
Title:	Vice President

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EXHIBIT A

ACKNOWLEDGEMENT AND CONSENT OF GUARANTOR

The undersigned have guaranteed the payment and performance of all the obligations of UNIQUE FABRICATING NA, INC.(formerly known as Unique Fabricating Incorporated), as Borrower from RBS CITIZENS, N.A. ("Bank"), pursuant to Guaranty Agreements dated March 18, 2013. The undersigned each hereby (a) acknowledge and consent to the execution, delivery and performance of that certain Third Amendment to Loan and Security Agreement between Borrower and Bank as of even date herewith and (b) agree and confirm that that their respective guaranties remain in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed and delivered this Acknowledgement and Consent as of October 22, 2014.

GUARANTORS:

UNIQUE FABRICATING SOUTH, INC.,
a Delaware corporation

By:
John Weinhardt
Title:	President/CEO

UNIQUE FABRICATING REALTY, LLC,
a Michigan limited liability company

By:	Unique Fabricating Incorporated
Its:	Sole Member

By:
John Weinhardt
Title:	President/CEO

UNIQUE-PRESCOTECH, INC.,
a Delaware corporation

By:
John Weinhardt
Title:	President

UNIQUE FABRICATING, INC. (formerly known as UFI ACQUISITION, INC.), a Delaware corporation

By:
Richard L. Baum, Jr.
Title:	President

UNIQUE-CHARDAN, INC.,
a Delaware corporation

By:
John Weinhardt
Title:	President

EXHIBIT B

FOURTH AMENDMENT

TO

UNIQUE FABRICATING NA, INC.

LOAN AND SECURITY AGREEMENT

WITH

CITIZENS BANK, NATIONAL ASSOCIATION

October 22, 2014

Authority Documentation

1.	Unique Fabricating NA, Inc.(formerly Unique Fabricating Incorporated) ("Borrower") Recertification of Authority Documents

Exhibit A-Resolution

Exhibit B-Amendment to Articles re Name Change

2.	Unique Fabricating South, Inc. ("South") Recertification of Authority Documents

3.	Unique Fabricating Realty, LLC ("Realty") Recertification of Authority Documents

4.	Unique Fabricating, Inc. (formerly UFI Acquisition, Inc.). ("Acquisition Co.") Recertification of Authority Documents

Exhibit A- Amendment to Articles

5.	Unique-Prescotech, Inc. ("Unique-Presco") Recertification of Authority Documents

6.	Unique-Chardan, Inc. ("Unique-Chardan") Recertification of Authority Documents

Loan Documentation

7.	Fourth Amendment to Loan and Security Agreement

8.	Second Amended and Restated Revolving Note ($19,500,000)

9.	Deed of Trust (Lafayette, Georgia)

10.	Acknowledgment and Consent re Subordination Agreement (Chardan, Corp.)

Priority and Perfection, Protection Documents

11.	Updated Certificate of Insurance (naming Bank as additional insured/mortgagee with 30-day notice)

12.	Title Commitment Mark-up (Fidelity National Commitment 20009-2)

13.	Survey (Campbell Surveying Job No. 0854-14)

14.	Flood Plain Certification

15.	Lien Search Results re Unique Fabricating NA, Inc.

16.	UCC Amendments (5)

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